Results of Shareholder Meeting (Unaudited)
At a special annual meeting of shareholders of International Value Fund, which was held on October 19, 2001, the following actions were taken:

Item 1. To elect a Board of Trustees.
                                Number of Shares

Nominee                                     For         Withhold Authority
Jeffrey L. Shames                       98,778.420             0.000
John W. Ballen                          98,778.420             0.000
Lawrence H. Cohn                        98,778.420             0.000
J. David Gibbons                        98,778.420             0.000
William R. Gutow                        98,778.420             0.000
J. Atwood Ives                          98,778.420             0.000
Abby M. O'Neill                         98,778.420             0.000
Lawrence T. Perera                      98,778.420             0.000
William J. Poorvu                       98,778.420             0.000
Arnold D. Scott                         98,778.420             0.000
J. Dale Sherratt                        98,778.420             0.000
Elaine R. Smith                         98,778.420             0.000
Ward Smith                              98,778.420             0.000

Item 2. To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

                                    Number of Shares

For                                 98,778.420
Against                                  0.000
Abstain                                  0.000
Broker non-votes                         0.000

Item 3. To amend, remove or add certain fundamental investment policies.

                                    Number of Shares

For                                 98,778.420
Against                                  0.000
Abstain                                  0.000
Broker non-votes                         0.000

Item 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.

                                    Number of Shares

For                                 98,750.235
Against                                  0.000
Abstain                                 28.185

Item 5. To ratify the selection of Ernst & Young LLP as the independent public accountants to be employed by the fund for the fiscal year ending September 30, 2002.

                                    Number of Shares

For                                 98,778.420
Against                                  0.000
Abstain                                  0.000